UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2020

SKECHERS U.S.A., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California	90266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 318-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.001 per share	SKX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On March 18, 2020, Skechers U.S.A., Inc. (the “Company”) issued a press release announcing that it is temporarily closing its company-owned Skechers retail stores in North America and select European markets through March 28, 2020 and is withdrawing its first quarter 2020 guidance due to the continuing impact of the COVID-19 outbreak and the resulting uncertainty of the global retail landscape. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

99.1 Press Release dated March 18, 2020.

104 Cover Page Interactive Data File (embedded within the inline XBRL document).

The information in this current report and the exhibit attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The Information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the Information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the Information this Current Report contains is material investor information that is not otherwise publicly available.

Exhibit No.	Description

99.1	Press Release dated March 18, 2020.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

March 18, 2020	By:	/s/ John Vandemore
	Name:	John Vandemore
	Title:	Chief Financial Officer